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                                                                   EXHIBIT 10.16


SILICON VALLEY BANK

AMENDMENT TO LOAN AGREEMENT

Borrower:         QLogic Corporation
Address:          3545 Harbor Boulevard, P.O. Box 5001
                  Costa Mesa, California  92628

Dated as of:      July 6, 1999

         THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

         The parties agree to amend the Loan and Security Agreement between them, dated March 31, 1994, as amended by that Amendment to Loan and Security Agreement dated July 10, 1995, as amended by that Amendment to Loan and Security Agreement dated July 5, 1996 and as amended by that Amendment to Loan Agreement dated as of July 6, 1998 (as so amended and as otherwise amended from time to time, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. AMENDED CREDIT LIMIT. The section of the Schedule to the Loan Agreement entitled "Credit Limit (Section 1.1)" is amended effective on the date hereof, to read as follows:

"CREDIT LIMIT
(Section 1.1):      An amount not to exceed $5,000,000; Provided, however, that the minimum amount of a Loan shall be $100,000;

Letters of Credit   Silicon, in its reasonable discretion, will from time to
                    time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $3,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon
                    Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation.

                    The Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding."



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         2. AMENDED MATURITY DATE. The section of the Schedule to the Loan
Agreement entitled "Maturity Date (Section 5.1)" is amended effective on the date hereof, to read as follows:

"MATURITY DATE
(Section 5.1):      JULY 5, 2000.

         3. AMENDED FINANCIAL COVENANTS. The section of the Schedule to the Loan Agreement entitled "Financial Covenants (Section 4.1)" is amended effective on the date hereof, to read as follows:

"FINANCIAL COVENANTS
(Section 4.1):        Borrower shall comply with all of the following
                      covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

QUICK ASSET RATIO:    Borrower shall maintain a ratio of "Quick Assets" to
                      current liabilities of not less than 2.50 to 1.

TANGIBLE NET WORTH:   Borrower shall maintain a tangible net worth of not less
                      than $100,000,000.

DEBT TO TANGIBLE
NET WORTH RATIO:      Borrower shall maintain a ratio of total liabilities to
                      tangible net worth of not more than 1.00 to 1.

PROFITABILITY         Borrower shall not incur a loss (after taxes) for any
                      fiscal quarter during the term hereof, other than for a loss (after taxes) in a single fiscal quarter;
                      notwithstanding the foregoing permitted loss, Borrower shall not incur a loss (after taxes) for any fiscal year.

DEFINITIONS:          "Current assets," and "current liabilities" shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                      "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.

                      "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

DEFERRED REVENUES:    For purposes of the above quick asset ratio deferred
                      revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.


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SUBORDINATED DEBT: "Liabilities" for purposes of the foregoing covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."

         4. FACILITY FEE. Borrower shall pay to Silicon concurrently herewith a facility fee of $25,000, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

         5. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                                     SILICON:

QLOGIC CORPORATION                            SILICON VALLEY BANK


BY                                            BY
   -----------------------------------            ------------------------------
      PRESIDENT OR VICE PRESIDENT             TITLE
                                                    ----------------------------
BY
   -----------------------------------
   SECRETARY OR ASS'T SECRETARY


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